 Exhibit (a)(1)(C)
Notice of Guaranteed Delivery
For Tender of Shares of Common Stock
of
Applied Genetic Technologies Corporation
a Delaware corporation
at
$0.34 PER SHARE IN CASH, PLUS ONE NON-TRANSFERABLE CONTRACTUAL CONTINGENT VALUE RIGHT (“CVR”) FOR EACH SHARE, WHICH REPRESENTS THE RIGHT TO RECEIVE ONE OR MORE PAYMENTS IN CASH, CURRENTLY ESTIMATED TO BE UP TO APPROXIMATELY $0.73 PER CVR IN THE AGGREGATE, CONTINGENT UPON THE ACHIEVEMENT OF CERTAIN MILESTONES
Pursuant to the Offer to Purchase
Dated October 26, 2022
by
Alliance Acquisition Sub, Inc.
a direct wholly owned subsidiary of
Alliance Holdco Limited
a direct wholly owned subsidiary of
Syncona Portfolio Limited
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. EASTERN TIME ON NOVEMBER 28, 2022, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.
This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if: (i) certificates representing shares of common stock, par value $0.001 per share (the “Shares”), of Applied Genetic Technologies Corporation, a Delaware corporation (the “Company”), are not immediately available; (ii) the procedure for book-entry transfer cannot be completed prior to the expiration of the Offer; or (iii) time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Depositary and Paying Agent”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by overnight courier or mailed to the Depositary and Paying Agent. See Section 3 of the Offer to Purchase (as defined below).
The Depositary and Paying Agent for the Offer Is:
Computershare Trust Company, N.A.
By Mail: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 40311 Providence RI 02940-3011	If Delivering via UPS, FedEx or Overnight Courier: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 150 Royall St, Suite V Canton MA 02021
All questions on the Offer should be directed to the Information Agent listed in the Offer to Purchase.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN SECTION 3 OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.
The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and Paying Agent and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in Section 3 of the Offer to Purchase) and certificates for Shares (or Book-Entry Confirmation, as defined in Section 3 of the Offer to Purchase) to the Depositary and Paying Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:
The undersigned hereby tenders to Alliance Acquisition Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Alliance Holdco Limited, a private limited company organized under the laws of England and Wales, which is a direct wholly owned subsidiary of Syncona Portfolio Limited, a private limited company incorporated in Guernsey, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 26, 2022 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of Shares specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Syncona Portfolio is a direct wholly owned subsidiary of Syncona Holdings Limited a private limited company incorporated in Guernsey, which is a direct wholly controlled subsidiary of Syncona Limited, a registered, closed-ended investment company, incorporated as a limited company in Guernsey, with ordinary shares publicly listed on the London Stock Exchange (LON: SYNC). Shares tendered by the Notice of Guaranteed Delivery will be excluded from the calculation of the Minimum Condition (as defined in the Offer to Purchase), unless such Shares and other required documents are received by the Depositary and Paying Agent by the expiration time of the Offer.
No. of Shares and Certificate No.(s):
(if available)
☐
Check here if Shares will be tendered by book-entry transfer.

Name of Tendering Institution:
DTC Account Number:
Dated:
Name(s) of Record Holder(s):

(Please Type or Print)
Address(es): (Zip Code)
Area Code and Telephone No.: (Daytime Telephone No.)
Signature(s):

Notice of Guaranteed Delivery
GUARANTEE
(Not to be used for signature guarantee)
The undersigned, an Eligible Institution, hereby: (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended; and (ii) within two (2) Nasdaq Global Market trading days after the date hereof: (A) guarantees delivery to the Depositary and Paying Agent, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal; or (B) guarantees a Book-Entry Confirmation of the Shares tendered hereby into the Depositary and Paying Agent’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal, or an Agent’s Message (defined in Section 3 of the Offer to Purchase) in lieu of such Letter of Transmittal, and any other documents required by the Letter of Transmittal.
Name of Firm:
Address: (Zip Code)
Area Code and Telephone No.: (Authorized Signature)
Name: (Please Type or Print)
Title:
Date:
NOTE: DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.